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Exhibit 23.3

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Amendment No. 6 to Form S-1 of Vantiv, Inc. of our report dated April 27, 2010 relating to the consolidated statements of operations and comprehensive loss and consolidated statements of cash flows for the three years in the period ended December 31, 2009 of NPC Group, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
March 7, 2012

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  Exhibit 23.3
Consent of Independent Accountants